                                                                   EXHIBIT 10.6

**************************** NOTICE OF GRANT AWARD ****************************

SMALL BUSINESS INNOVATION RESEARCH PROG                   Issue Date: 1/05/2000

Department of Health and Human Services
National Institutes of Health

NATIONAL CANCER INSTITUTE

*******************************************************************************

Grant Number: 4 R44 CA82038-02
Principal Investigator: ANDERSON, NORMAN L. PHD
Project Title:      PROTEOMIC TECHNOLOGIES FOR CANCER RESEARCH

PRESIDENT AND CEO
LARGE SCALE BIOLOGY CORP.
9620 MEDICAL CENTER DR.
ROCKVILLE, MD. 20850-3338


Budget Period:   01/05/2000 - 12/31/2000
Project Period:  05/01/1999 - 12/31/2001

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $1,521,192 (see "Award Calculation" in Section I) to LARGE SCALE BIOLOGY CORPORATION in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to attached terms and conditions.

Acceptance of this award including attached Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgment of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the attachments.

Sincerely yours,


By: /s/ Crystal Wolfrey
    -------------------------
    Crystal Wolfrey
    Grants Management Officer
    NATIONAL CANCER INSTITUTE

Attachments


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SECTION I - AWARD DATA - 4 R44 CA82038-02

AWARD CALCULATION (U.S. Dollars):

Direct Costs                                                          $890,540
F&A Costs                                                             $534,324
APPROVED BUDGET                                                     $1,424,864
Fee                                                                    $96,328
TOTAL                                                               $1,521,192


Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project, is as follows.

03    $1,227,167

FISCAL INFORMATION:
CFDA Number:   93.394
EIN:   1521397232A1
Document Number:    R4CA82038B

IC  /  CAN   /  FY2000  /  FY2001

CA / 8423311 / 1,521,192 / 1,227,167

NIH ADMINISTRATIVE DATA:
PCC: 1AAI3311 / OC:41.4D / Processed:  WOLFREYC 000104 0215

SECTION II - PAYMENT/HOTLINE INFORMATION - 4 R44 CA82038-02

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm.

SECTION III - TERMS AND CONDITIONS - 4 R44 CA82038-02

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.
b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.
c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://www.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

This grant is included under Expanded Authorities.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

Treatment of Program Income:
Additional Costs

INFORMATION Advances of Federal funds must be maintained in a Federally insured and interest bearing account. Questions concerning access to the PHS Payment Management System should be directed to the PMS Office at (301) 443-1660.

INFORMATION The total fixed fee for your Phase II project is $173,325 and is in addition to allowable direct and facilities and administrative costs. This fee is incrementally funded proportionately for each budget period. $96,328 are allotted for payment of fixed fee for the budget period covered by this Notice of Grant Award. [Additional funds for the remainder of the total fixed fee are intended to be allotted by a future Notice(s) of Grant Award. Unless and until such future Notice(s) of Grant Award is (are) issued, the Government will not be obligated to reimburse the grantee organization for more than the funds presently allotted for payment of the fixed fee.] An adjustment of the fee will be made in the event the grant is terminated or future support is withheld. The fee allotted under this Notice of Grant Award is to be drawn down from the DHHS Payment Management System in increments proportionate to the drawdown for costs.

INFORMATION This award includes funds for 12 months of support. The budget period start date has been delayed from January 1 to January 5 due to the NCI's late receipt of other support information; however, the expiration date of the budget period remains unchanged (12/31/2000). Allowable preaward costs may be charged to this award, in accordance with the conditions outlined in the NIH Grants Policy Statement, (October 1998), and with institutional requirements for prior approval.

INFORMATION Withdrawal of the commitment(s) as described in the grantee's Commitment Appendix may be considered sufficient reason by the National Cancer Institute to suspend and/or terminate this award or to withhold support for the project.

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REQUIREMENT  This award is subject to the requirements pertaining to the awardee's financial and business management systems, as set forth in the document entitled "Requirements for Financial and Business Management Systems for SBIR/STTR Awardees," which was enclosed in Mr. Leo F. Buscher Jr.'s letter dated November 15, 1999, to the Organization's Business Official, and which is hereby incorporated by reference.

Prior to drawing down funds for this award from the payment management system, the awardee is required to have in place written policies and procedures for financial and business management systems that comply with the standards set forth in "Requirements for Financial and Business Management Systems for SBIR/STTR Awardees," and must follow the policies and procedures for the duration of this project.

An additional copy of the document, "Requirements for Financial and Business Management Systems for SBIR/STTR Awardees," can be obtained by contacting the grants management specialist identified on the award notice.

INFORMATION Intellectual property rights: Normally the awardee organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations
Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, MSC 7980, Bethesda, MD 20892-7080, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

The fixed fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw down of costs.

Allowable costs conducted by for-profit organizations will be determined by apply the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

INFORMATION For administrative and management concerns, contract the Grants Management Specialist, Crystal Wolfrey, at (310) 496-8634 or via e-mail at crystal.wolfrey@nih.gov. For progammatic and scientific concerns, contact the Program Director, Dr. Sudhir Srivastava at (310) 496-3983.

INFORMATION In a continuing effort to provide exceptional customer service, the NCI Grants Administration Branch has set up a Feedback address on its web site (http://www.nci.nih.gov/admin/gab/index.htm). General concerns and issues related to NCI grants policies, procedures, and practices can be sent to the Customer Liaison using this feature. Specific questions or concerns related to this grant should be addressed to the Grants Management Specialist listed in the Terms of Award.

Crystal Wolfrey, Grants Specialist


SPREADSHEET

GRANT NUMBER 4 R44 CA82038-02

P.I.: ANDERSON, NORMAN L

INSTITUTION: LARGE SCALE BIOLOGY CORPORATION

                        YEAR O2             YEAR O3
                      ===========         ===========
TOTAL DC                  890,540             718,856

TOTAL F&A                 534,324             431,314

TOTAL COST              1,424,864           1,150,170

FEE                        96,328              76,997